EXHIBIT 4.1


                               SERIES SUPPLEMENT

                      CORPORATE BACKED TRUST CERTIFICATES

                MOTOROLA DEBENTURE-BACKED SERIES 2002-14 TRUST

                                    between

                            LEHMAN ABS CORPORATION,

                                 as Depositor

                                      and

                     U.S. BANK TRUST NATIONAL ASSOCIATION,

                                  as Trustee

                      CORPORATE BACKED TRUST CERTIFICATES

                           Dated as of July 19, 2002



                                                     Table of Contents

                                                                                                               Page
                                                                                                               ----
Section 1.      Incorporation of Standard Terms...................................................................1

Section 2.      Definitions.......................................................................................1

Section 3.      Designation of Trust and Certificates.............................................................7

Section 4.      Trust Certificates...............................................................................10

Section 5.      Distributions....................................................................................10

Section 6.      Trustee's Fees...................................................................................14

Section 7.      Optional Exchange; Optional Call.................................................................14

Section 8.      Notices of Events of Default.....................................................................17

Section 9.      Miscellaneous....................................................................................17

Section 10.     Governing Law....................................................................................21

Section 11.     Counterparts.....................................................................................21

Section 12.     Termination of the Trust.........................................................................21

Section 13.     Sale of Underlying Securities; Optional Exchange.................................................21

Section 14.     Amendments.......................................................................................22

Section 15.     Voting of Underlying Securities, Modification of Indenture.......................................22

Section 16.     Additional Depositor Representation..............................................................23



SCHEDULE I         MOTOROLA DEBENTURE-BACKED SERIES 2002-14
                   UNDERLYING SECURITIES SCHEDULE
EXHIBIT A-1        FORM OF TRUST CERTIFICATE CLASS A-1
EXHIBIT A-2        FORM OF TRUST CERTIFICATE CLASS A-2
EXHIBIT B          FORM OF WARRANT AGENT AGREEMENT
EXHIBIT C          FORM OF INVESTMENT LETTER

                               SERIES SUPPLEMENT

                      CORPORATE BACKED TRUST CERTIFICATES

                MOTOROLA DEBENTURE-BACKED SERIES 2002-14 TRUST

     SERIES SUPPLEMENT, Motorola Debenture-Backed Series 2002-14 Trust, dated as of July 19, 2002 (the "Series Supplement"), by and between LEHMAN ABS CORPORATION, as Depositor (the "Depositor"), and U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee (the "Trustee").

                             W I T N E S S E T H:

               WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Series Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms" and, together with this Series Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee, as modified by this Series Supplement;

               WHEREAS, the Depositor desires to deposit into the Trust the Underlying Securities set forth on Schedule I attached hereto (the "Underlying Securities Schedule") the general terms of which are described in the Prospectus Supplement under the heading "Description of the Deposited Assets - Underlying Securities;"

               WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for the issuance of trust certificates evidencing undivided interests in the Trust and call warrants related thereto; and

               WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Series Supplement to evidence the acceptance by the Trustee of the Trust.

               NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee as follows:

     Section 1. Incorporation of Standard Terms. Except as otherwise provided herein, all of the provisions of the Standard Terms are hereby incorporated herein by reference in their entirety, and this Series Supplement and the Standard Terms shall form a single agreement between the parties. In the event of any inconsistency between the provisions of this Series Supplement and the provisions of the Standard Terms, the provisions of this Series Supplement will control with respect to the Motorola Debenture-Backed Series 2002-14 Certificates and the transactions described herein.

     Section 2. Definitions.

     (a) Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Series Supplement. (Section 2(b) below sets forth terms listed in the Standard Terms which are not applicable to this Series.) Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

               "Available Funds" shall have the meaning specified in the Standard Terms.

               "Business Day" shall mean any day other than (i) Saturday and Sunday or (ii) a day on which banking institutions in New York City, New York are authorized or obligated by law or executive order to be closed for business or (iii) a day that is not a business day for the purposes of the Indenture.

               "Calculation Agent" shall mean Lehman ABS Corporation or such affiliate thereof as shall be designated by Lehman ABS Corporation.

               "Call Date" shall mean any Business Day that any Call Warrant holder designates as a Call Date occurring (i) on or after July 19, 2007, (ii) after the Underlying Securities Issuer announces that it will redeem (including as a result of an optional redemption), prepay or otherwise make an unscheduled payment on the Underlying Securities, (iii) after the Trustee notifies the Certificateholders of any proposed sale of the Underlying Securities pursuant to the provisions of this Series Supplement or (iv) on which a tender offer for some or all of the Underlying Securities is consummated.

               "Call Notice" shall have the meaning specified in Section 1.1 of the Warrant Agent Agreement.

               "Call Price" shall mean, for each related Call Date, (i) in the case of the Class A-1 Certificates, 100% of the outstanding Certificate Principal Balance of the Class A-1 Certificates being purchased pursuant to the exercise of the Call Warrants, plus any accrued and unpaid interest on such amount to but excluding the Call Date and (ii) in the case of the Class A-2 Certificates being purchased pursuant to the exercise of the Call Warrants, $0.

               "Call Warrants" shall have the meaning specified in Section 3 hereof.

               "Called Certificates" shall have the meaning specified in
Section 1.1 (b) of the Warrant Agent Agreement.

               "Certificates" shall have the meaning set forth in Section 3 hereof.

               "Class A-1 Allocation" shall mean the sum of the present values (discounted at the rate of 8.375% per annum) of (i) any unpaid interest due or to become due on the Class A-1 Certificates and (ii) the outstanding Certificate Principal Balance of the Class A-1 Certificates (in each case assuming that the Class A-1 Certificates were paid when due and were not redeemed or prepaid prior to their stated maturity).

               "Class A-1 Certificates" shall mean the Certificates, in the form attached hereto as Exhibit A-1, to be issued by the Trust representing a proportionate undivided beneficial ownership interest in certain distributions to be made by the Trust and having the characteristics described herein and in the Certificates.

               "Class A-2 Allocation" shall mean the present value (discounted at the rate of 8.375% per annum) of any unpaid principal amounts due or to become due on the Class A-2 Certificates (assuming that the Class A-2 Certificates were paid when due and were not redeemed or prepaid prior to their stated maturity).

               "Class A-2 Certificates" shall mean the Certificates, in the form attached hereto as Exhibit A-2, to be issued by the Trust representing a proportionate undivided beneficial ownership interest in certain distributions to be made by the Trust and having the characteristics described herein and in the Certificates.

               "Closing Date" shall mean July 19, 2002.

               "Code" The Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

               "Collection Period" shall mean, (i) with respect to each November Distribution Date, the period beginning on the day after the May Distribution Date of such year and ending on such November Distribution Date, inclusive and, (ii) with respect to each May Distribution Date, the period beginning on the day after the November Distribution Date of the prior year and ending on such May Distribution Date, inclusive; provided, however, that clauses (i) and (ii) shall be subject to Section 9(f) hereof.

               "Corporate Trust Office" shall mean the office of U.S. Bank Trust National Association located at 100 Wall Street, New York, New York 10005.

               "Currency" shall mean United States Dollars.

               "Depository" shall mean The Depository Trust Company, its nominees and their respective successors.

               "Distribution Date" shall mean May 15th and November 15th of each year (or if such date is not a Business Day, the next succeeding Business
Day), commencing on November 15th, 2002, and ending on the earlier of the Final Scheduled Distribution Date and any date on which all Underlying Securities are redeemed pursuant to the Indenture or prepaid or liquidated in whole for any reason other than at their maturity.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               "Event of Default" shall mean (i) a default in the payment of any interest on any Underlying Securities after the same becomes due and payable (subject to any applicable grace period), (ii) a default in the payment of the principal of or any installment of principal of any Underlying Securities when the same becomes due and payable, and (iii) any other event specified as an "Event of Default" in the Indenture.

               "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Final Scheduled Distribution Date" shall mean November 15, 2028, or, if such day is not a Business Day, the next succeeding Business Day.

               "Indenture" shall mean the Indenture dated as of May 1, 1995, between the Underlying Securities Issuer and Underlying Securities Trustee, pursuant to which the Underlying Securities were issued.

               "Interest Accrual Period" shall mean for any Distribution Date, the period from and including the preceding Distribution Date (or in the case of the first Interest Accrual Period, from and including the Closing Date) to but excluding the current Distribution Date.

               "Liquidation Price" shall mean the price at which the Trustee sells the Underlying Securities.

               "Maturity Date" shall have the meaning specified in Schedule I hereto.

               "Moody's" shall mean Moody's Investors Service, Inc.

               "Optional Call" shall mean the call of the Certificates by the Warrant Holder, in whole or in part, resulting from the exercise of Call Warrants by the Warrant Holder, pursuant to Section 7(e) hereof.

               "Optional Exchange" shall mean the exchange of the Certificates by the Trust for the Underlying Securities pursuant to Section 7(a) and 7(b) hereof.

               "Optional Exchange Date" shall mean any date on which Underlying Securities subject to Optional Exchange are distributed to a Certificateholder.

               "Ordinary Expenses" shall mean the Trustee's ordinary expenses and overhead in connection with its services as Trustee, including the items referred to in the definition of Ordinary Expenses in the Standard Terms.

               "Prepaid Ordinary Expenses" shall be zero for this Series.

               "Prospectus Supplement" shall mean the Prospectus Supplement, dated July 10, 2002, relating to the Certificates.

               "QIB" shall have the meaning set forth in Section 3(e) hereof.

               "Rating Agency" shall mean Moody's and S&P.

               "Record Date" shall mean, with respect to each Distribution Date, the day immediately preceding the related Distribution Date.

               "Required Percentage-Amendment" shall be 66-2/3% of the aggregate Voting Rights, unless the subject amendment requires the vote of holders of only one class of Certificates pursuant to the Standard Terms, in which case 66-2/3% of the Certificate Principal Balance of such Class.

               "Required Percentage-Direction of Trustee" shall be 66-2/3% of the aggregate Voting Rights.

               "Required Percentage-Remedies" shall be 66-2/3% of the aggregate Voting Rights.

               "Required Percentage-Removal" shall be 66-2/3% of the aggregate Voting Rights.

               "Required Rating" shall mean, in the case of Moody's, the rating assigned to the Underlying Securities by Moody's as of the Closing Date, and, in the case of S&P, the rating assigned to the Underlying Securities by S&P as of the Closing Date.

               "Resale Restriction Termination Date" shall have the meaning set forth in Section 3(e) hereof.

               "Rule 144A" shall have the meaning set forth in Section 3(e) hereof.

               "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

               "Securities Act" shall mean the United States Securities Act of 1933, as amended.

               "Series" shall mean Motorola Debenture-Backed Series 2002-14.

               "Special Distribution Date" shall have the meaning specified in
Section 5 hereof.

               "Trustee Fee" shall mean the amount paid to the Trustee by the Depositor on the Closing Date.

               "Trust Property" shall mean the Underlying Securities described on Schedule I hereto, the Certificate Account and any additional Underlying Securities sold to the Trust pursuant to Section 3(d) hereof.

               "Underlying Securities" shall mean $32,875,000 aggregate principal amount of 6 1/2% Debentures due November 15, 2028, issued by the Underlying Securities Issuer, as set forth in Schedule I attached hereto (subject to Section 3(d) hereof).

               "Underlying Securities Issuer" shall mean Motorola, Inc.

               "Underlying Securities Trustee" shall mean Harris Trust and Savings Bank.

               "Underwriters" shall mean Lehman Brothers Inc. and Prudential Securities Incorporated.

               "Voting Rights" shall, in the entirety, be allocated among all Class A-1 Certificateholders and Class A-2 Certificateholders in proportion to the then outstanding Certificate Principal Balances of their respective Certificates.

               "Warrant Agent" shall mean initially, U.S. Bank Trust National Association.

               "Warrant Agent Agreement" shall mean that certain Warrant Agent Agreement, dated as of the date hereof, between the Depositor and U.S. Bank Trust National Association, as Warrant Agent and as Trustee, as the same may be amended from time to time.

               "Warrant Holder" shall mean the holder of a Call Warrant.

          (b)  The terms listed below are not applicable to this Series.

                           "Accounting Date"

                           "Administrative Fees"

                           "Advance"

                           "Allowable Expense Amounts"

                           "Basic Documents"

                           "Calculation Agent"

                           "Call Premium Percentage"

                           "Credit Support"

                           "Credit Support Instrument"

                           "Credit Support Provider"

                           "Cut-off Date"

                           "Eligible Expense"

                           "Eligible Investment"

                           "Exchange Rate Agent"

                           "Fixed Pass-Through Rate"

                           "Floating Pass-Through Rate"

                           "Guaranteed Investment Contract"

                           "Letter of Credit"

                           "Limited Guarantor"

                           "Limited Guaranty"

                           "Minimum Wire Denomination"

                           "Notional Amount"

                           "Pass-Through Rate"

                           "Place of Distribution"

                           "Purchase Price"

                           "Required Premium"

                           "Required Principal"

                           "Requisite Reserve Amount"

                           "Retained Interest"

                           "Sale Procedures"

                           "Sub-Administration Account"

                           "Sub-Administration Agreement"

                           "Sub-Administration Agent"

                           "Surety Bond"

                           "Swap Agreement"

                           "Swap Counterparty"

                           "Swap Distribution Amount"

                           "Swap Guarantee"

                           "Swap Guarantor"

                           "Swap Receipt Amount"

                           "Swap Termination Payment"

     Section 3. Designation of Trust and Certificates. The Trust created hereby shall be known as the "Corporate Backed Trust Certificates, Motorola Debenture-Backed Series 2002-14 Trust." The Certificates evidencing certain undivided ownership interests therein shall be known as "Corporate Backed Trust Certificates, Motorola Debenture-Backed Series 2002-14." The Certificates shall consist of the Class A-1 Certificates and the Class A-2 Certificates (together, the "Certificates"). The Trust is also issuing call warrants with respect to the Certificates ("Call Warrants").

     (a) The Certificates shall initially be held through the Depository in book-entry form and shall be substantially in the forms attached hereto as Exhibits A-1 and A-2. The Class A-1 Certificates shall be issued in denominations of $25. The Class A-2 Certificates shall be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof; provided, however, that on any Call Date on which a Warrant Holder shall concurrently exchange Called Certificates for a distribution of Underlying Securities in accordance with the provisions of Section 7 hereof, Called Certificates may be issued in other denominations. Except as provided in the Standard Terms and in paragraph (d) in this Section, the Trust shall not issue additional Certificates or additional Call Warrants or incur any indebtedness.

     (b) The Class A-1 Certificates have an initial aggregate certificate principal balance (the "Certificate Principal Balance") of $25,514,925 and the Class A-2 Certificates have an initial aggregate Certificate Principal Balance of $7,360,075.

     (c) The holders of the Class A-1 Certificates will be entitled to receive on each Distribution Date the interest, if any, received on the Underlying Securities, to the extent necessary to pay interest at a rate of 8.375% per annum on the outstanding Certificate Principal Balance of the Class A-1 Certificates. The Class A-2 Certificates will not bear interest. On the Distribution Date occurring in November 2002, the Trustee will cause the Trust to pay to the Depositor the amount of interest accrued and paid on the Underlying Securities from May 15, 2002, to but not including the Closing Date; provided, however, that in the event an Optional Exchange shall occur prior to the Distribution Date in November 2002, a pro rata portion of such amount shall be paid to the Depositor on the Optional Exchange Date, in accordance with the provisions of Section 7(c)(vii) hereof. If Available Funds are insufficient to pay such amount, the Trustee will pay the Depositor its pro rata share, based on the ratio the amount owed to the Depositor bears to all amounts owed on the Certificates in respect of accrued interest, of any proceeds from the recovery on the Underlying Securities.

     (d) The Depositor may sell to the Trustee additional Underlying Securities on any date hereafter upon at least 3 Business Days' notice to the Trustee (or such shorter period as shall be mutually satisfactory to the Depositor and the Trustee) and upon (i) satisfaction of the Rating Agency Condition and (ii) delivery of an Opinion of Counsel to the effect that the sale of such additional Underlying Securities will not cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. Each condition to be satisfied with respect to a sale of Underlying Securities on or prior to the Closing Date shall be satisfied with respect to a sale of additional Underlying Securities no later than the date of sale thereof, each representation and warranty set forth in the Standard Terms to be made on the Closing Date shall be made on such date of sale, and from and after such date of sale, all Underlying Securities held by the Trustee shall be held on the same terms and conditions. Upon such sale to the Trustee, the Trustee shall deposit such additional Underlying Securities in the Certificate Account, and shall authenticate and deliver to the Depositor, on its order, Class A-1 Certificates and Class A-2 Certificates in the same proportion as the original Class A-1 Certificates and Class A-2 Certificates, with an aggregate Certificate Principal Balance equal to the principal amount of such additional Underlying Securities, and the Call Warrants related thereto as described herein. Any such additional Class A-1 Certificates and Class A-2 Certificates authenticated and delivered shall have the same terms and rank pari passu with the corresponding classes of Certificates previously issued in accordance with this Series Supplement.

     (e) No Class A-2 Certificate may be offered, resold, assigned or otherwise transferred (including by pledge or hypothecation) at any time prior to (x) the date which is two years or such shorter period of time as permitted by Rule 144(k) under the Securities Act, after the later of the original issue date of such Class A-2 Certificates and the last date on which the Depositor or any "affiliate" (as defined in Rule 144 under the Securities Act) of the Depositor was the owner of such Class A-2 Certificates (or any predecessor thereto), or (y) such later date, if any, as may be required by a change in applicable securities laws (the "Resale Restriction Termination Date") unless such offer, resale, assignment or transfer is (i) to the Trust, (ii) pursuant to an effective registration statement under the Securities Act, (iii) to a qualified institutional buyer (a "QIB"), as such term is defined in Rule 144A promulgated under the Securities Act ("Rule 144A"), in accordance with Rule 144A or (iv) pursuant to another available exemption from registration provided under the Securities Act, and, in each of cases (i) through (iv), in accordance with any applicable securities laws of any state of the United States and other jurisdictions. Prior to any offer, resale, assignment or transfer of any Class A-2 Certificates in the manner described in clause (iii) above, the prospective transferee and the prospective transferor shall be required to deliver to the Trustee an executed copy of an Investment Letter with respect to the Class A-2 Certificates to be transferred substantially in the form of Exhibit C hereto. Prior to any offer, resale, assignment or transfer of any Class A-2 Certificates in the manner described in clause (iv) above, the prospective transferee and the prospective transferor shall be required to deliver to the Trustee documentation certifying that the offer, resale, assignment or transfer complies with the provisions of said clause
(iv). In addition to the foregoing, each prospective transferee of any Class A-2 Certificates in the manner contemplated by clause (iii) above shall acknowledge, represent and agree as follows:

          (1) The transferee (x) is a QIB, (y) is aware that the sale to it is being made in reliance on Rule 144A and (z) is acquiring such Class A-2 Certificates or Call Warrants, as applicable, for its own account or for the account of a QIB.

          (2) The transferee understands that the Class A-2 Certificates or Call Warrants, as applicable, are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and that the Class A-2 Certificates or Call Warrants, as applicable, have not been and will not be registered under the Securities Act.

          (3) The transferee agrees that (A) if in the future it decides to offer, resell, pledge or otherwise transfer the Class A-2 Certificates or Call Warrants, as applicable, prior to the Resale Restriction Termination Date, such Class A-2 Certificates or Call Warrants, as applicable, shall only be offered, resold, assigned or otherwise transferred (i) to the Trust, (ii) pursuant to an effective registration statement under the Securities Act, (iii) to a QIB, in accordance with Rule 144A or (iv) pursuant to another available exemption from registration provided under the Securities Act, and, in each of cases (i) through (iv), in accordance with any applicable securities laws of any state of the United States and other jurisdictions and (B) the transferee will, and each subsequent holder is required to, notify any subsequent purchaser of such Class A-2 Certificates or Call Warrants, as applicable, from it of the resale restrictions referred to in clause (A) above.

     (f) The Class A-2 Certificates will, unless otherwise agreed by the Depositor and the Trustee, bear a legend substantially to the following effect:

               "THIS CLASS A-2 CERTIFICATE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THE CLASS A-2 CERTIFICATE REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE SERIES SUPPLEMENT.

               EACH PURCHASER OF THIS CLASS A-2 CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS CLASS A-2 CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER."

     Section 4. Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

     (a) the Underlying Securities set forth on Schedule I hereto; and

     (b) all documents required to be delivered to the Trustee pursuant to
Section 2.01 of the Standard Terms.

     Section 5. Distributions.

     (a) Except as otherwise provided in Section 3(c), 5(b), 5(c) and 5(h) on each applicable Distribution Date (or such later date as specified in Section 9(f)), the Trustee shall apply Available Funds in the Certificate Account as follows:

               (i) The Trustee will pay the interest portion of Available Funds (subject to Section 5(c) below):

                    (1) first, to the Trustee, as reimbursement for any
               Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) below and approved by 100% of the Certificateholders; and

                    (2) second, to the holders of the Class A-1 Certificates,
               as interest at the rate of 8.375% per annum on the outstanding Certificate Principal Balance of the Class A-1 Certificates.

               (ii) the Trustee will pay the principal portion of Available
          Funds:

                    (1) first, to the Trustee, as reimbursement for any
               remaining Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) below and approved by 100% of the Certificateholders; and

                    (2) second, to the holders of the Class A-1 Certificates
               and the Class A-2 Certificates, the remaining available principal portion of Available Funds (in an aggregate amount not to exceed the outstanding Certificate Principal Balance of the Class A-1 Certificates and Class A-2 Certificates) pro rata in the proportion that the outstanding Certificate Principal Balance of the Class A-1 Certificates bears to the outstanding Certificate Principal Balance of the Class A-2 Certificates.

               (iii) any Available Funds remaining in the Certificate Account after the payments set forth in clauses 5(a)(i) and 5(a)(ii) above shall be paid to the Trustee as reasonable compensation for services rendered to the Depositor, up to $1,000.

               (iv) the Trustee will pay any Available Funds remaining in the Certificate Account after the distributions in clauses 5(a)(i) through 5(a)(iii) above to the holders of the Class A-1 Certificates and Class A-2 Certificates pro rata in proportion to their original Certificate Principal Balances.

Any portion of the Available Funds (i) that does not constitute principal of, or interest on, the Underlying Securities, (ii) that is not received in connection with a redemption, prepayment or liquidation of the Underlying Securities and (iii) for which allocation by the Trustee is not otherwise contemplated by this Series Supplement, shall be remitted by the Trustee to the Depositor.

     (b) Notwithstanding any other provision hereof (other than Section 3(c)) if the Underlying Securities are prepaid or liquidated in whole or in part for any reason other than if the Underlying Securities Issuer discontinues filing the periodic reports required under the Exchange Act or at their maturity, the Trustee shall apply Available Funds in the manner described in Section 5(f) in the following order of priority:

          (i) first, to the Trustee, as reimbursement for any Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) below and approved by 100% of the Certificateholders;

          (ii) second, to the holders of the Class A-1 Certificates, an amount equal to any accrued and unpaid interest thereon;

          (iii) third, to the holders of the Class A-1 Certificates and Class A-2 Certificates, pro rata in the proportion that the outstanding Certificate Principal Balance of the Class A-1 Certificates bears to the outstanding Certificate Principal Balance of the Class A-2 Certificates;

          (iv) fourth, to the Trustee, as reasonable compensation for services rendered to the Depositor, any remainder up to $1,000; and

          (v) fifth, to the holders of the Class A-1 Certificates and Class A-2 Certificates, any amount remaining after the distributions in clauses 5(b)(i) through 5(b)(iv) above, pro rata in proportion to their original Certificate Principal Balances.

     (c) Unless otherwise instructed by holders of Certificates representing a majority of the Voting Rights, thirty (30) days after giving notice pursuant to Section 8 hereof, the Trustee shall sell the Underlying Securities pursuant to Section 13 hereof and deposit the Liquidation Proceeds, if any, into the Certificate Account for distribution not later than two (2) Business Days after the receipt of immediately available funds in accordance with Section 5(b) hereof; provided, however, that if any Warrant Holder designates any day on or prior to the proposed sale date as a Call Date and Optional Exchange Date pursuant to Section 7, the portion of Underlying Securities related to such Optional Exchange shall not be sold but shall be distributed to the Warrant Holder pursuant to Section 7 and the Warrant Agent Agreement.

     (d) If the Trustee receives non-cash property in respect of the Underlying Securities as a result of a payment default on the Underlying Securities (including from the sale thereof), the Trustee will promptly give notice to the Depository, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid to the Warrant Agent. Such notice shall state that the Trustee shall and the Trustee shall, not later than 30 days after the receipt of such property, allocate and distribute such property to the holders of Class A-1 Certificates and Class A-2 Certificates then outstanding and unpaid, pro rata by outstanding Certificate Principal Balance (after deducting the costs incurred in connection therewith) in accordance with Section 5(b) hereof. Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders. In-kind distribution of such property to Certificateholders, based on the market value of such property as of the date of distribution to Certificateholders, will be deemed to reduce the Certificate Principal Balance of Certificates on a dollar-for-dollar basis.

     (e) Subject to Section 9(f) hereof, to the extent Available Funds are insufficient to make scheduled interest or principal payments on any class of Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date (or date referred to in Section 5(f) hereof) on which sufficient funds are available to pay such shortfall.

     (f) If a payment with respect to the Underlying Securities is made to the Trustee (i) after the payment date of the Underlying Securities on which such payment was due or (ii) after the Underlying Securities are prepaid or liquidated in whole or in part for any reason other than at their maturity, then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special Distribution Date") as if the funds had constituted Available Funds on the Distribution Date immediately preceding such Special Distribution Date; provided, however, that the Record Date for such Special Distribution Date shall be the Business Day prior to the day on which the related payment was received from the Underlying Securities Trustee.

     (g) Notwithstanding Section 3.12 of the Standard Terms, if the Underlying Securities Issuer discontinues filing periodic reports required under the Exchange Act, the Depositor shall within a reasonable time instruct the Trustee to (i) notify the Warrant Agent that the Underlying Securities are proposed to be sold and that any Call Warrants and related Optional Exchange rights must be exercised no later than the date specified in the notice (which shall be not less than ten Business Days after the date of such notice) and
(ii) to the extent that the Warrant Holders fail to exercise their Call Warrants and related Optional Exchange rights on or prior to such date, to sell the Underlying Securities and distribute the proceeds of such sale to the Certificateholders in accordance with the following order of priority: first, to the Trustee, as reimbursement for any Extraordinary Trust Expenses incurred by the Trustee pursuant to the instruction of all of the Certificateholders; and second, any remainder to the holders of the Class A-1 Certificates and the Class A-2 Certificates pro rata in proportion to the ratio of the Class A-1 Allocation to the Class A-2 Allocation, as determined by the Calculation Agent; provided, however, the Depositor shall not instruct the Trustee to sell the Underlying Securities (or provide a notice of such instruction to the Warrant Agent) pursuant to this clause unless the Underlying Securities Issuer has either (x) stated in writing that it intends permanently to cease filing reports required under the Exchange Act or (y) failed to file any required reports for one full calendar year.

               (h) (i) If the Trustee receives notice of a tender offer for some or all of the Underlying Securities, the Trustee shall, within one Business Day, notify the Warrant Agent and forward to the Warrant Agent copies of all materials received by the Trustee in connection therewith. If the Trustee receives a Call Notice from any Warrant Holder no later than five Business Days prior to the expiration of the tender offer acceptance period that such Warrant Holder desires to exercise all or a portion of its Call Warrants in connection with the consummation of any such tender offer, then the Trustee shall tender, in compliance with the tender offer requirements, an amount of Underlying Securities equal to the amount of Underlying Securities that would be distributable to the Warrant Holder with respect to an Optional Exchange of the Called Certificates called by such Warrant Holder; provided that any Optional Call or Optional Exchange undertaken in connection with any such tender offer shall be subject to the provisions of Section 7 hereof.

               (ii) The Call Date and Optional Exchange Date for any exercise of Call Warrants in connection with a tender offer shall be deemed to be the Business Day on which such Underlying Securities are accepted for payment and paid for.

               (iii) The Call Price shall be deducted from the tender offer proceeds and paid to the holders of the Class A-1 Certificates and Class A-2 Certificates pro rata in accordance with the provisions of
          Section 7(d)(v), and the excess of the tender offer proceeds over the Call Price shall be paid to the exercising Warrant Holders pro rata in respect to their proportionate exercises of Call Warrants or, if the Call Price exceeds the tender offer proceeds the amount of such excess shall be paid by the exercising Warrant Holders pro rata in respect to their proportionate exercises of Call Warrants.

               (iv) If fewer than all tendered Underlying Securities are accepted for payment and paid for, (A) the amount of Call Warrants exercised shall be reduced to an amount that corresponds to a number of Class A-1 and Class A-2 Certificates that could be exchanged in an Optional Exchange for the Underlying Securities accepted for payment and paid for (without regard to any restrictions on the amount to be exchanged, so long as such restrictions would have been satisfied had all tendered Underlying Securities been accepted for payment and paid for); (B) each Warrant Holder's exercise shall be reduced by its share (proportionate to the amount specified in its exercise notice) of the amount of Underlying Securities not accepted for payment and paid for; (C) the Call Price shall be determined after giving effect to the reduction specified in clause (B); (D) the Call Warrants that relate to the reduction specified in clause (B) shall remain outstanding; and (E) the excess of the tender offer proceeds over the Call Price shall be allocated in proportion to the amount of Call Warrants deemed exercised as set forth in clause (A) above or, if the Call Price exceeds the tender offer proceeds the amount of such excess shall be paid by the exercising Warrant Holders pro rata in respect to their proportionate exercises of Call Warrants.

               (v) If the tender offer is terminated by the Underlying Securities Issuer or any other tender offeror without consummation thereof or if all tenders by the Trust of Underlying Securities are otherwise rejected, then (1) the Call Notices will be of no further force and effect, and (2) any Call Warrants relating to such Call Notices will not be exercised and will remain outstanding.

     Section 6. Trustee's Fees.

     (a) As compensation for its services hereunder, the Trustee shall be entitled to the Trustee Fee and any amounts payable under clause 5(a)(iii) and
(5)(b)(iv) above. The Trustee Fee shall be paid by the Depositor and not from Trust Property. The Trustee shall bear all Ordinary Expenses. Failure by the Depositor to pay such amount shall not entitle the Trustee to any payment or reimbursement from the Trust, nor shall such failure release the Trustee from the duties it is required to perform under the Trust Agreement.

     (b) Extraordinary Expenses shall not be paid out of the Trust Property unless all the holders of the Class A-1 Certificates and Class A-2 Certificates then outstanding have directed the Trustee to incur such Extraordinary Expenses. The Trustee may incur other Extraordinary Expenses if any lesser percentage of the Certificateholders requesting such action pursuant hereto reimburse the Trustee for the cost thereof from their own funds in advance. If Extraordinary Expenses are not approved unanimously as set forth in the first sentence of this Section 6(b), such Extraordinary Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of Certificateholders to reimburse the Trustee.

     Section 7. Optional Exchange; Optional Call.

     (a) On any (i) Distribution Date (ii) date on which a tender offer for some or all of the Underlying Securities is consummated or (iii) any date on which the Underlying Securities are to be redeemed by the Underlying Securities Issuer, any holder of Class A-1 Certificates and Class A-2 Certificates and the related Call Warrants, if Call Warrants related to such Certificates are outstanding, may exchange such Certificates and, if applicable, Call Warrants, for a distribution of Underlying Securities representing the same percentage of the Underlying Securities as such

Certificates represent of all outstanding Certificates. On any Call Date, any Warrant Holder may exchange Called Certificates for a distribution of Underlying Securities representing the same percentage of Underlying Securities as such Called Certificates represent of all outstanding Certificates; provided, however, that any such exchange shall either (x) result from an exercise of all Call Warrants owned by such Warrant Holder or
(y) occur on a Call Date on which such Warrant Holder, alone or together with one or more other Warrant Holders, shall exchange Called Certificates relating to Underlying Securities having an aggregate principal amount equal to or in excess of the product of (i) 0.1 and (ii) the aggregate principal amount of the Underlying Securities deposited into the Trust on the Closing Date.

     (b) The following conditions shall apply to any Optional Exchange.

          (i) A notice specifying the number of Certificates being surrendered and the Optional Exchange Date shall be delivered to the Trustee no less than 5 days (or such shorter period acceptable to the Trustee) but not more than 30 days before the Optional Exchange Date; provided, however, that for an Optional Exchange to occur on a Call Date, unless otherwise specified therein, the Call Notice shall be deemed to be the notice required hereunder.

          (ii) Certificates and, if applicable, the Call Warrants, shall be surrendered to the Trustee no later than 10:00 a.m. (New York City time) on the Optional Exchange Date; provided that for an Optional Exchange to occur on a Call Date, payment of the Call Price to the Warrant Agent pursuant to Section 1.1(a)(iii) of the Warrant Agent Agreement shall satisfy the requirement to surrender Certificates.

          (iii) Class A-1 Certificates and Class A-2 Certificates representing a like percentage of all Class A-1 Certificates and Class A-2 Certificates shall be surrendered.

          (iv) The Trustee shall have received an opinion of counsel stating that the Optional Exchange would not cause the Trust to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

          (v) If the Certificateholder is the Depositor or any Affiliate of the Depositor, (1) the Trustee shall have received a certification from the Certificateholder that any Certificates being surrendered have been held for at least six months, and (2) the Certificates being surrendered may represent no more than 5% (or 25% in the case of Certificates acquired by the Underwriters but never distributed to investors) of the then outstanding Certificates.

          (vi) The Trustee shall not be obligated to determine whether an Optional Exchange complies with the applicable provisions for exemption under Rule 3a-7 of the Investment Company Act of 1940, as amended, or the rules or regulations promulgated thereunder.

          (vii) The provisions of Section 4.07 of the Standard Terms shall not apply to an Optional Exchange pursuant to this Section 7(c). This Section 7(c) shall not provide any person with a lien against, an interest in or a right to specific performance with respect to the Underlying Securities; provided that satisfaction of the conditions set forth in this

     Section 7(c) shall entitle the Certificateholder or Warrant Holder, as applicable, to a distribution thereof.

          (viii) The aggregate principal amount of Certificates exchanged in connection with any Optional Exchange pursuant to this Section shall be in an amount that will entitle the Certificateholders thereof to Underlying Securities in an even multiple of the minimum denomination of such Underlying Securities.

          (ix) In the event such Optional Exchange shall occur prior to the Distribution Date in November, 2002, the Certificateholders shall have paid to the Trustee, for distribution to the Depositor, on the Optional Exchange Date an amount equal to the sum obtained by multiplying the amount of accrued interest on the Underlying Securities from May 15, 2002 through, but excluding, the Closing Date by a fraction, the numerator of which shall be the number of Certificates being exchanged on such Optional Exchange Date and the denominator of which shall be the total number of Certificates.

     (c) Concurrently with the execution of this Series Supplement, the Trustee, on behalf of the Trust, shall execute the Warrant Agent Agreement and the Call Warrants, dated as of the date hereof and substantially in the form of Exhibit B hereto, initially evidencing all of the Call Warrants. The Trustee shall perform the Trust's obligations under the Warrant Agent Agreement and the Call Warrants in accordance with their respective terms.

     (d) Call Warrants may be exercised by the Warrant Holder in whole or in part on any Call Date. In addition to the conditions set forth in Section 1.1 of the Warrant Agent Agreement, the following conditions shall apply to any Optional Call.

          (i) An opinion of counsel to the Warrant Holder shall have been delivered to the Rating Agencies, in form satisfactory to the Rating Agencies, indicating that payment of the Call Price shall not be recoverable as a preferential transfer or fraudulent conveyance under the United States Bankruptcy Code. Such opinion may contain customary assumptions and qualifications.

          (ii) The Warrant Holder shall have provided a certificate of solvency to the Trustee.

          (iii) Upon receipt of a Call Notice, the Trustee shall provide a conditional call notice to the Depository not less than 3 Business Days prior to the Call Date.

          (iv) Delivery of a Call Notice does not give rise to an obligation on the part of the Warrant Holder to pay the Call Price. If, by 10:00 a.m. (New York City time) on the Call Date, the Warrant Holder has not paid the Call Price (except in connection with a Call Notice relating to a tender offer for the Underlying Securities), then the Call Notice shall automatically expire and none of the Warrant Holder, the Warrant Agent or the Trustee shall have any obligation with respect to the Call Notice. The expiration of a Call Notice shall in no way affect the Warrant Holder's right to deliver a Call Notice at a later date. The Call Price for a call in connection with a tender offer shall be deducted from the proceeds of a tender offer by the Trust pursuant to Section 5(g)(iii).

          (v) Subject to receipt of the Call Price, the Trustee shall pay the Call Price to the Certificateholders on the Call Date. The Call Price for Class of Certificates in respect of partial calls shall be allocated pro rata to the Certificateholders of such Class.

          (vi) The Trustee shall not consent to any amendment or modification of this Agreement (including the Standard Terms) which would adversely affect the Warrant Holders (including, without limitation, any alteration of the timing or amount of any payment of the Call Price or any other provision of this Agreement in a manner adverse to the Warrant Holders) without the prior written consent of 100% of the Warrant Holders. For purposes of this clause, no amendment, modification or supplement required to provide for any purchase by the Trustee of additional Underlying Securities and authentication and delivery by the Trustee of additional certificates and call warrants pursuant to Section 3(d) shall be deemed to adversely affect the Warrant Holders.

          (vii) The Trustee shall not be obligated to determine whether an Optional Call complies with the applicable provisions for exemption under Rule 3a-7 of the Investment Company Act of 1940, as amended, or the rules or regulations promulgated thereunder.

     (e) This Section 7 shall not provide the Warrant Holder with a lien against, an interest in or a right to specific performance with respect to the Underlying Securities.

     (f) The rights of the Certificateholders under the Trust Agreement and the Certificates are limited by the terms, provisions and conditions of the Trust Agreement, the Warrant Agent Agreement and the Call Warrants with respect to the exercise of the Call Warrants by the Warrant Holder. The Certificateholders, by their acceptance of Certificates, covenant and agree to tender any and all Called Certificates to the Trustee upon the Warrant Holder's exercise of Call Warrants and payment of the Call Price for such Certificates in accordance with the provisions hereof and of the Warrant Agent Agreement.

     Section 8. Notices of Events of Default.

             As promptly as practicable after, and in any event within 30 days after, the occurrence of any Event of Default actually known to the Trustee, the Trustee shall give notice of such Event of Default to the Depository, or, if any Certificates are not then held by DTC or any other depository, directly to the registered holders of such Certificates and to the Warrant Agent. However, except in the case of an Event of Default relating to the payment of principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders.

     Section 9. Miscellaneous.

     (a) The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the Motorola Debenture-Backed Series 2002-14 Certificates.

     (b) The provisions of Section 4.07, Optional Exchange, of the Standard Terms shall not apply to the Motorola Debenture-Backed Series 2002-14 Certificates.

     (c) The Trustee shall simultaneously forward reports to Certificateholders pursuant to Section 4.03 of the Standard Terms and to the New York Stock Exchange.

     (d) Except as expressly provided herein, the Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities.

     (e) The provisions of Section 3.07(d) of the Standard Terms shall not apply to the Motorola Debenture-Backed Series 2002-14 Certificates.

     (f) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Class A-1 Certificateholders pro rata in proportion to their respective entitlements to such delayed payments.

     (g) The outstanding Certificate Principal Balance of the Certificates shall not be reduced by the amount of any Realized Losses (as defined in the Standard Terms).

     (h) The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Trust Property and the issuance of the Certificates and the Call Warrants, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates and the Call Warrants or otherwise incur, assume or guarantee any indebtedness for money borrowed. Notwithstanding Section 3.05 of the Standard Terms, funds on deposit in the Certificate Account shall not be invested. Section 2.01(f) of the Standard Terms shall be superseded by this provision.

     (i) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by the holders of Class A-1 Certificates and Class A-2 Certificates representing the Required Percentage-Removal.

     (j) In the event that the Internal Revenue Service challenges the characterization of the Trust as a grantor trust, the Trustee shall then file such forms as the Depositor may specify to establish the Trust's election pursuant to Section 761 of the Code to exclude the Trust from the application of Subchapter K of the Code and is hereby empowered to execute such forms on behalf of the Certificateholders.

     (k) Notwithstanding anything in the Standard Terms to the contrary, the Trustee, upon written direction by the Depositor, will execute the Certificates.

     (l) In relation to Section 7.01(f) of the Standard Terms, any periodic reports filed by the Trustee pursuant to the Exchange Act in accordance with the customary practices of the Depositor, need not contain any independent reports.

     (m) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee will have no recourse to the Underlying Securities.

     (n) The Trustee shall promptly notify each Rating Agency upon its obtaining actual knowledge of the occurrence of a Defeasance (as defined in the Indenture) with respect to the Underlying Securities Issuer.

     (o) The Trust will not merge or consolidate with any other entity without confirmation from each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating on the Certificates.

     (p) All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

                  If to the Depositor, to:

                           Lehman ABS Corporation
                           745 Seventh Avenue
                           New York, New York  10019
                           Attention:  Structured Credit Trading
                           Telephone:  (212) 526-6575
                           Facsimile:   (201) 508-4621

                  If to the Trustee or the Warrant Agent, to:

                           U.S. Bank Trust National Association
                           100 Wall Street
                           New York, New York  10005
                           Attention:  Corporate Trust
                           Telephone:  (212) 361-2500
                           Facsimile:  (212) 809-5459

                  If to the Rating Agencies, to:

                           Moody's Investors Service, Inc.
                           99 Church Street 21W
                           New York, New York  10007
                           Attention:  CBO/CLO Monitoring Department
                           Telephone:  (212) 553-1494
                           Facsimile:  (212) 553-0355
         and to:

                           Standard & Poor's Ratings Services
                           55 Water Street
                           New York, New York  10041
                           Attention:  Structured Finance Surveillance Group
                           Telephone:  (212) 438-2482
                           Facsimile:  (212) 438-2664

                  If to the New York Stock Exchange, to:

                           New York Stock Exchange, Inc.
                           20 Broad Street
                           New York, New York  10005
                           Attention:  Vincent Patten
                           Telephone:  (212) 656-5276
                           Facsimile:  (212) 656-5780

     Copies of all directions, demands and notices required to be given to the Certificateholders hereunder or under the Standard Terms will also be given to the Warrant Holders in writing as set forth in this Section 9, and copies of all directions, demands and notices required to be given to the Trustee hereunder or under the Standard Terms will also be given to the Warrant Agent in writing as set forth in this Section 9.

     (q) The provisions of Section 2.01(d)(iii) of the Standard Terms shall not apply to the Motorola Debenture-Backed Series 2002-14 Certificates and the following shall be deemed to be inserted in its place:

               "at the time of delivery of the Underlying Securities, the Depositor owns such Underlying Securities, has the right to transfer its interest in such Underlying Securities and such Underlying Securities are free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest; and"

     (r) A Plan (as herein defined) fiduciary, whether or not a Certificateholder at such time, may request in writing that the Trustee provide such Plan fiduciary with such information as shall be necessary for it to determine whether any of the Call Warrant holders is (i) a "party in interest" (within the meaning of ERISA, Section 3(14)); or (ii) a "disqualified person" within the meaning of Internal Revenue Code ("Code")
Section 4975(e)(2) with respect to any employee benefit plan or Plan identified to the Trustee by such Plan fiduciary at the time such request is made in order for the Plan fiduciary to determine whether an investment in the Certificates by such Plan is or would be permissible under ERISA or the Code. Any such written request of a Plan fiduciary shall be accompanied by a certification of the Plan fiduciary, opinion of counsel experienced in such issues, and such other documentation as the Trustee may require, in order to establish that such disclosure is necessary for the Plan fiduciary to determine compliance with ERISA and the Code, as well as a confidentiality agreement, whereby the Plan fiduciary agrees not to disclose the identity of any Call Warrant holders except to any legal or other experts as necessary to make such determination. The holder of a Call Warrant shall upon reasonable request of the Trustee, in order for the Trustee to satisfy its obligations to a Plan fiduciary, provide the Trustee with any one or more of the following, in the sole discretion of the Call Warrant holder: (i) a certificate that each of the Call Warrant holders is not (x) a "party in interest" (within the meaning of ERISA, Section 3(14)) with respect to any "employee benefit plan" as defined in ERISA, Section 3(3); or (y) a "disqualified person" within the meaning of Code Section 4975(e)(2) with respect to a "Plan" as defined in Code Section 4975(e)(1) except in each case with respect to plans sponsored by the Call Warrant holder or its affiliates which cover employees of the Call Warrant holder and/or such affiliates; (ii) a certificate that each of the Call Warrant holders is not such a "party in interest" or "disqualified person" with respect to any employee benefit plan or Plan identified to the Trustee by such Plan fiduciary at the time such request is made; or (iii) a written consent to the limited disclosure of the respective Call Warrant holder's identity to a specific Plan fiduciary solely for purposes of allowing the Trustee to satisfy its obligations to a Plan fiduciary.

     Section 10. Governing Law. THIS SERIES SUPPLEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.

     Section 11. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

     Section 12. Termination of the Trust. The Trust shall terminate upon the earliest to occur of (i) the payment in full at maturity or sale by the Trust after a payment default or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due to the Class A-1 Certificateholders and Class A-2 Certificateholders; (ii) the exercise of all outstanding Call Warrants by the Warrant Holder; (iii) the Final Scheduled Distribution Date and (iv) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     Section 13. Sale of Underlying Securities; Optional Exchange. In the event of a sale of the Underlying Securities pursuant to Section 5(c) hereof or pursuant to the instructions of the Warrant Agent under Section 1.2 of the Warrant Agent Agreement, the Trustee shall solicit bids for the sale of the Underlying Securities with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market. Any of the following dealers (or their successors) shall be deemed to qualify as leading dealers: (1) Credit Suisse First Boston Corporation, (2) Goldman, Sachs & Co., (3) Merrill Lynch, Pierce, Fenner & Smith Incorporated,
(4) UBS Warburg LLC, (5) Salomon Smith Barney Inc., and (6) except in the case of a sale related to the exercise of Call Warrants by the Depositor or any Affiliate thereof, Lehman Brothers Inc. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Underlying Securities has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers. In the event of an

Optional Exchange, the Trustee shall only deliver the Underlying Securities to the purchaser of such Underlying Securities or sell the Underlying Securities pursuant to this Section 13, as the case may be, against payment in same day funds deposited into the Certificate Account.

     Section 14. Amendments. Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained therein, the Trustee shall not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the holders of any class of Certificates without the consent of the holders of 100% of such class of Certificates; provided, however, that no such amendment or modification will be permitted which would cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. Unless otherwise agreed, the Trustee shall provide five Business Days written notice to each Rating Agency before entering into any amendment or modification of the Trust Agreement pursuant to this Section 14.

     Section 15. Voting of Underlying Securities, Modification of Indenture.

     (a) The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding Certificate Principal Balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter
(i) unless such vote or consent would not (based on an opinion of counsel) cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation under the Code, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities or an event which with the passage of time would become an event of default under the Underlying Securities and with the unanimous consent of holders of all outstanding Class A-1 Certificates, Class A-2 Certificates and all Warrant Holders, or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Indenture and only with the consent of Certificateholders representing 100% of the Class A-1 Certificates, 100% of the Class A-2 Certificates and 100% of the Warrant Holders. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

     (b) In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Class A-1 Certificateholders, Class A-2 Certificateholders and the Warrant Holders of such offer promptly. Subject to the rights of the Warrant Holders to exercise Call Warrants in connection with a tender offer or Change of Control Offer for the Underlying Securities, the Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of the holders of 100% of the Class A-1 Certificates, Class A-2 Certificates and Call Warrants to accept such offer and the Trustee has received the tax opinion described above. If pursuant to the preceding sentence, the Trustee accepts any such offer the Trustee shall promptly notify the Rating Agencies.

     (c) If an event of default under the Indenture occurs and is continuing, and if directed by a majority of the outstanding Class A-1 Certificateholders and Class A-2 Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.

     (d) Subject to the rights of the Warrant Holders pursuant to Section 5(h) hereof, the Trustee shall not tender Underlying Securities on behalf of the Trust in connection with a Change of Control Offer, regardless of any vote or direction of the Certificateholders to the contrary.

     Section 16. Additional Depositor Representation. It is the express intent of the parties hereto that the conveyance of the Underlying Securities by the Depositor to the Trustee be, and be construed as, a sale of the Underlying Securities by the Depositor and not a pledge of any Underlying Securities by the Depositor to secure a debt or other obligation of the Depositor. In the event that, notwithstanding the aforementioned intent of the parties, any Underlying Securities are held to be property of the Depositor, then, it is the express intent of the parties that such conveyance be deemed a pledge of such Underlying Securities by the Depositor to the Trustee to secure a debt or other obligation of the Depositor, pursuant to Section 10.07 of the Standard Terms. In connection with any such grant of a security interest in the Underlying Securities (including any such grant in connection with any sale of additional Underlying Securities pursuant to Section 3(d)), the Depositor hereby represents and warrants to Trustee as follows:

     (i) In the event the Underlying Securities are held to be property of the Depositor, then the Trust Agreement creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code) in the Underlying Securities in favor of the Trustee which security interest is prior to all other liens, and is enforceable as such as against creditors of, and purchasers from, the Depositor.

     (ii) The Underlying Securities have been credited to a trust account (the "Securities Account") of the Trustee, or its authorized agent, in accordance with Section 2.01 of the Standard Terms. The Trustee, as securities intermediary for the Securities

          Account, has agreed to treat the Underlying Securities as "financial assets" within the meaning of the Uniform Commercial Code.

    (iii) Immediately prior to the transfer of the Underlying Securities to the Trust, Depositor owned and had good and marketable title to the Underlying Securities free and clear of any lien, claim or encumbrance of any Person.

     (iv) Depositor has received all consents and approvals required by the terms of the Underlying Securities to the transfer to the Trustee of its interest and rights in the Underlying Securities as contemplated by the Trust Agreement.

     (v) Depositor has taken all steps necessary to cause the Trustee, as securities intermediary for the Securities Account, to identify on its records that the Trustee, as the trustee of the Trust, is the Person having a security entitlement against the securities intermediary in the Securities Account.

     (vi) Depositor has not assigned, pledged, sold, granted a security interest in or otherwise conveyed any interest in the Underlying Securities (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released). Depositor has not authorized the filing of and is not aware of any financing statements against Depositor that includes a description of the Underlying Securities. Depositor is not aware of any judgment or tax lien filings against Depositor.

    (vii) The Securities Account is not in the name of any Person other than the Trust. Depositor has not consented to the compliance by the Trustee, as securities intermediary, with entitlement orders of any Person other than the Trustee, as trustee of the Trust.

                  IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective authorized officers as of the date first written above.

                            LEHMAN ABS CORPORATION,
                                as Depositor


                            By:
                               ----------------------------------
                               Name:  Rene Canezin
                               Title: Senior Vice President

                            U.S. BANK TRUST NATIONAL ASSOCIATION,
                               not in its individual capacity
                               but solely as Trustee on behalf
                               of the Corporate Backed Trust Certificates
                               Motorola Debenture-Backed Series 2002-14
                               Trust


                            By:
                               ----------------------------------
                               Name:  David Kolibachuk
                               Title: Vice President

                                                                    SCHEDULE I

                   MOTOROLA DEBENTURE-BACKED SERIES 2002-14

                        UNDERLYING SECURITIES SCHEDULE

Underlying Securities:                 6 1/2% Debentures due November 15, 2028

Issuer:                                Motorola, Inc.

CUSIP Number:                          620076AP4

Principal Amount Deposited:            $32,875,000.

Original Issue Date:                   November 23, 1998.

Principal Amount of
Underlying Securities
Originally Issued:                     $445,000,000.

Maturity Date:                         November 15, 2028.

Interest Rate:                         6 1/2% per annum.

Interest Payment Dates:                May 15th  and November 15th.

Record Dates:                          May 1st  and November 1st.

                                  EXHIBIT A-1
                      FORM OF TRUST CERTIFICATE CLASS A-1





                                    A-1-1

                                  EXHIBIT A-2
                      FORM OF TRUST CERTIFICATE CLASS A-2







                                     A-2-1

                                   EXHIBIT B
                        FORM OF WARRANT AGENT AGREEMENT

                                   EXHIBIT C

                           FORM OF INVESTMENT LETTER

                         QUALIFIED INSTITUTIONAL BUYER

                                                       Dated:[_______________]

U.S. Bank Trust National Association,
100 Wall Street
New York, New York 10005

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

Lehman ABS Corporation
745 Seventh Avenue
New York, New York  10019

Ladies and Gentlemen:

          In connection with its proposed purchase of ________________ aggregate principal amount of Corporate Backed Trust Certificates, Motorola Debenture-Backed Series 2002-14 Trust Class A-2 Certificates (the
"Securities"), the undersigned purchaser (the "Purchaser") confirms that:

1. The Purchaser understands that substantial risks are involved in an investment in the Securities. The Purchaser represents that in making its investment decision to acquire the Securities, the Purchaser has not relied on representations, warranties, opinions, projections, financial or other information or analysis, if any, supplied to it by any person, including you, Lehman ABS Corporation, as depositor (the "Depositor"), or U.S. Bank Trust National Association, as trustee (the "Trustee"), or any of your or their affiliates, except as expressly contained in written information, if any. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Purchaser is able to bear the substantial economic risks of such an investment. The Purchaser has relied upon its own tax, legal and financial advisors in connection with its decision to purchase the Securities.

2. The Purchaser (A) is a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "1933 Act")) and (B) is acquiring the Call Warrants for its own account or for the account of an investor of the type described in clause (A) above as to each of which the Purchaser exercises sole investment discretion. The Purchaser is purchasing the Securities for investment purposes and not with a view to, or for, the offer or sale in connection with, a public distribution or in any other manner that would violate the 1933 Act or the securities or blue sky laws of any state.

3. The Purchaser understands that the Securities have not been and will not be registered under the 1933 Act or under the securities or blue sky laws of any state, and that (i) if it decides to resell, pledge or otherwise transfer any Security, such resale, pledge or other transfer must comply with the provisions of Section 3(e) of the Series Supplement relating to the Securities and (ii) it will, and each subsequent holder will be required to, notify any purchaser of any Security from it of the resale restrictions referred to in clause (i) above.

4. The Purchaser understands that each of the Securities will bear a legend substantially to the following effect, unless otherwise agreed by the Depositor and the Trustee:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THE SECURITY REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED HEREIN OR IN THE SERIES SUPPLEMENT."

5. The Purchaser understands that no subsequent transfer of the Securities is permitted unless (A) such transfer is of a Security with the applicable minimum denomination and (B) the Purchaser causes the proposed transferee to provide to the Depositor and the Trustee, such documentation as may be required pursuant to Section 3(e) of this Series Supplement, including if required a letter substantially in the form hereof.

6.       The Purchaser is a person or entity (a "Person") who is either

          A. (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, or (3) an estate the income of which is includible in gross income for federal income tax purposes regardless of source, or (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

          B. a Person not described in (A), whose ownership of such Security is effectively connected with such Person's conduct of a trade or business within the United States within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and its ownership of any interest in such Security will not result in any withholding obligation with respect to any payments with respect to the Securities by any Person (other than withholding, if any, under Section 1446 of the Code), or

          C.   a Person not described in (A) or (B) above, who is not a
               Person: (1) that owns, directly or indirectly, 10% or more of the total combined voting power of all classes of stock in the Underlying Securities Issuer (as defined in the Prospectus Supplement)
          entitled to vote, (2) that is a controlled foreign corporation related to the Underlying Securities Issuer within the meaning of
          Section 864(d)(4) of the Code, or (3) that is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.

                   The Purchaser agrees that (I) if it is a Person described in clause (A) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-9, and (II) if it is a Person described in clause (B) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8ECI, and (III) if it is a Person described in clause (C) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8BEN (or, if the Purchaser is treated as a partnership for federal income tax purposes, a properly executed IRS Form W-8IMY with appropriate certification for all partners or members attached). The Purchaser also agrees that it will provide a new IRS form upon the expiration or obsolescence of any previously delivered form, and that it will provide such other certifications, representations or Opinions of Counsel as may be requested by the Depositor and the Trustee.

     7. The Purchaser agrees that if at some time in the future it wishes to transfer or exchange any of the Securities, it will not transfer or exchange any of the Securities unless such transfer or exchange is in accordance with the terms of the Warrant Agent Agreement, Series Supplement and other documents applicable to the Security. The Purchaser understands that any purported transfer of the Securities (or any interest therein) in contravention of any of the restrictions and conditions in the agreements, as applicable, shall be void, and the purported transferee in such transfer shall not be recognized by any Person as a holder of such Securities, for any purpose.

     You and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                  Very truly yours,

                                  By:
                                     -----------------------------------------
                                  Name:
                                  Title:

                                  [Medallion Stamp to be affixed here]